Oil & Gas Lease

This Agreement is made and entered into this 1st day of June, 2011, by and between Donnie Patrick and wife Brenda Patrick, with a mailing address of P.O. Box 394 Williamsburg, Kentucky 40769, Ronnie Patrick and Wife Jan Patrick with a mailing address of 1194 Browning Acres Road, Corbin, Kentucky 40701, and Donnie Bruce Patrick and wife Debbie Patrick with a mailing address of P.O. Box 394 Williamsburg, Kentucky 40769 ("Lessor" whether one or more) and KYTX Oil and Gas, LLC., a Kentucky corporation, with a mailing address of P.O. Box 569, Gray, Kentucky 40734.

WITNESSETH, That for and in consideration of the covenants and agreements herein and of TEN THOUSAND DOLLARS AND 00/100 ($10,000.00), the receipt and sufficiency of which consideration is hereby acknowledged, Lessor has granted, demised, leased and let, and by these presents does grant, demise, lease, and let exclusively unto the Lessee, its successors and assigns, the land hereinafter described (the "Property"), and grants Lessee the exclusive right to explore same by geophysical and other methods, and to operate same for and produce therefrom all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced therewith (hereafter "Oil and Gas"); and the exclusive right to inject gas, water, brine and other fluids into subsurface strata; and rights of way and easements for laying pipe lines, telephone and telegraph lines; and power lines, and the right to erect or install power stations, compressor stations, roadways, fixtures and other structures thereon for producing, treating, maintaining, and caring for the Oil and Gas; and oil and gas from other properties and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of the Property and other lands for the production of Oil and Gas, and the injecting of gas, water, brine and other fluids into subsurface strata. Lessee may, at any time and from time-to-time pool all or part of the Property with other properties to create one or more drilling units. The production of Oil or Gas from such a pooled unit shall be treated for all purposes as though the production occurred from a well on the Property, except that Lessor shall be entitled to royalty only on its pro rata share of such production. The Property leased hereby is all that real property described in two (2) deeds from Joe Patrick and Betty Jo Patrick, husband and wife, to Ronnie Patrick, Donnie Patrick and Donnie Bruce Patrick, both dated March 1, 2003, one recorded in Deed Book 380, at page 441 and the other recorded in Deed Book 380, at page 452, Knox County Court Clerk's Office, to which deeds reference is made for descriptions of same.

It is intended that this Lease also includes all lands and interests therein of Lessor which are contiguous to or in the vicinity of the Property. For rental payment purposes the lands leased hereunder shall be deemed to contain 2,500 acres, whether actually more or less. This lease shall remain in force for a primary term of One (1) year from the date hereof and for as long thereafter as Oil and/or Gas is produced from Property, or as long as operations for drilling are continued as hereinafter provided, or as long as operations are continued for injection of gas, water, brine, and other fluids into subsurface strata. The Lessee covenants and agrees:

1st: To deliver to the credit of Lessor, in the pipe line to which Lessee may connect its wells, one-eighth (12.5%) of all Oil produced and saved from the Property, or at the Lessee's option, to pay the Lessor a royalty equal to the sales proceeds of such one-eighth of the Oil, less one-eighth of applicable taxes, based on the field price received by Lessee for oil of similar grade and gravity prevailing on the day such oil is sold to a purchaser.

2nd: To pay Lessor one-eighth (12.5%), of the proceeds received by Lessee for the Gas produced from the Property, less one-eighth of the taxes and pipeline costs associated with such Gas. Notwithstanding the above, the Lessor shall pay minimum annual royalties of $10,000.00 commencing with the first anniversary date of this Lease, which minimum royalties shall be recoupable from production. So long as the $10,000.00 annual minimum royalties are paid, it shall be resumed that the lease term is extended the same as though oil and/or gas is produced from the Property. Lessor may have free of cost from each well on the Property sufficient gas for the stoves and inside lights in four dwelling houses on the Property ("House Gas"). For pre-existing wells, the Lessor shall be paid one-fourth (25%) of the proceeds less an equal portion of taxes and transportation. The Lessor shall

make all connections for House Gas at Lessor's own risk and expense. Lessor acknowledges that the connections for and the use of House Gas may be hazardous, and that the House Gas is odorless and may contain impurities. Lessor will indemnify and hold harmless Lessee from all claims of any kind relating to or arising from Lessor's use of House Gas or the installation or use of the connections therefor. If Lessor desires to use gas from the well(s) on the Property for more than four residences, Lessee will supply such gas at the rates, and on the terms, established from time-to-time by the Kentucky Public Service Commission, or at such rates as the parties may agree upon in writing.

3rd: If Lessor owns an interest in the Property which is less than the entire and undivided fee simple estate therein, then the royalties and other payments required herein shall be paid to the Lessor only in proportion which Lessor's interest bears to the whole and undivided fee.

4th: Lessee shall have the right to use, free of cost, any oil, gas or water produced from the Property for its operations, except water from Lessor's wells. When requested by the Lessor, Lessee shall bury its pipelines below plow depth. No well shall be drilled nearer than 150 feet to any house or barn now on the Property without the written consent of the Lessor. Lessee shall pay for damage caused by its operations to growing crops on the Property.

5th: Lessee shall have the right at any time to remove all machinery and fixtures placed on the Property, including the right to draw and remove the well casing. Lessee shall have the right to drill a replacement well if an old well becomes damaged or non-productive.

6th: If the interests of either party hereto is assigned, and the privilege of assigning in whole or in part is expressly allowed, the covenants hereof shall extend to the assigning party's heirs, executors, successors, administrators, or assigns, but no change in the ownership of the land or assignment of rental or royalties shall be binding on the lessee until after the Lessee has been furnished with a written transfer or assignment or a true copy thereof. In the event Lessee's interest shall be assigned, in whole or in part, and if the assignee or assignees of such assigned parts shall fail or default in the performance of this Lease, such default shall not affect this Lease insofar as it covers a part of the Property on which the Lessee or any assignee thereof shall have performed. Similarly, any failure by Lessee to perform its obligations hereunder shall not affect the validity of the Lease as to the assigned parts. Upon an assignment, the Lessee shall be released from further obligations with respect to the assigned portions.

7th: If the Property now, or shall hereafter be, owned in severalty or in separate tracts, the Property nevertheless shall be developed and operated as one lease, and all royalties accruing hereunder shall be treated as an entirety and shall be divided among, and paid to such separate owners, in the proportion that the acreage owned by each separate owner bears to the entire leased acreage. Provided however, if the Property consists of two or more non-abutting tracts, this provision shall apply separately to each such non-abutting tract; and further provided that if a portion of the Property is hereafter consolidated with other lands for the purpose of operating the consolidated tract as one lease, this paragraph shall be inoperative as to such portion so consolidated. If at any time there are as many as four parties entitled to rentals or royalties, Lessee may withhold payments thereof unless and until all parties deliver in a written recordable instrument to Lessee, designating a common agent to receive all payments due to Lessor hereunder, and to execute division and transfer orders on behalf of said parties and their respective successors in title.

8th: Lessor hereby warrants and agrees to defend the title to the Property and the rights granted herein, and agrees that the Lessee shall have the right at any time to redeem for Lessor, by payment any mortgage, taxes or other liens on the above-described lands, in the event of default of payment by Lessor. Lessor hereby agrees that any such payments made by the Lessee for the Lessor shall be deducted from any amount of money that may become due the Lessor under the terms of this Lease.

9th: The undersigned Lessor, for themselves and their heirs, successors and assigns, hereby surrender and release all rights of dower and homestead in the Property insofar as said rights of dower and homestead may in any manner affect the purpose for which this lease is made as recited herein.

10th: In addition to the other rights granted herein, the Lessee shall have the right to store gas from other properties in and to recover same from any stratum underlying the Property. Any old wells on the Property, and newly-drilled wells, may be used for storage purposes. As full consideration for these rights Lessee shall pay to Lessor a Storage Fee of One Hundred dollars ($100.00) per well per year commencing with the date storage operations start and continuing for as long thereafter as said storage operations may continue. Lessor shall not be entitled to both a Storage Fee and a Shut-In Payment for the same period. If Lessee uses the Property for gas storage purposes, the Lessee may, at its option purchase the remaining recoverable native Gas and/or Oil underlying the Property (or, at Lessee's option in the affected formation). The purchase price for such Oil and/or Gas shall be 1/8th of the fair market value of the estimated economically recoverable native Gas and/or Oil (valued as if the wellhead on the Property with such deductions and adjustments as are provided for hereon for other royalty payments). The express covenants and obligations of the Lessee herein shall be in satisfaction of, and in lieu of, any covenants implied by law or otherwise.

11th: All covenants of this Lease shall be subject to all Federal and State Laws and to all executive orders, rules or regulations of State and Federal authorities and this Lease shall not be terminated, in whole or in part, nor lessee hold liable for any failure to perform thereunder if such failure is due or is the result of any act of God; inability to obtain permits, equipment, services, material, electricity, easements or transportation; labor disputes; governmental regulations; or other circumstances beyond Lessee's control.

12th: If Lessor should sell any part of the Property, Lessor shall make reasonable efforts to insure that the new owner(s) know that Lessee has the right to drill or enter the said land without any recourse from new owner(s). Lessor shall also notify Lessee of intent to sale and provide the potential buyer(s) name, address and contact information.

13th: This Lease is the entire agreement of the parties, and it may not be added to or changed except in a writing signed by Lessor and Lessee. No breach of this agreement or other act of the Lessee may be a default hereunder or cause a termination of this Lease unless written notice is sent to the Lessee describing the alleged breach, and giving Lessee 120 days to cure or begin to cure such claimed breach.

14th: Lessee agrees to cooperate with the operators of coal mining operations and, where a proposed well could adversely affect coal mining operations, to obtain the coal operator's consent to the location of the well.

15th: The Property is subject to the terms of that certain Termination of Oil and Gas Leases by and between Vinland Energy Eastern, LLC, Nami Resources Company, LLC, Trust Energy Company, LLC, Ronnie Patrick, Donnie Patrick and Donnie Bruce Patrick, dated May 27, 2011 and recorded in Lease Book 109, at page 104, Knox County Court Clerk's Office whereby, among other things, seven (7) natural gas wells, the right to develop natural gas from the wells and the right to maintain the wells were reserved in favor of Vinland Energy Eastern, LLC, Nami Resources Company, LLC and Trust Energy Company, LLC.

LESSOR:

Donnie Patrick
DONNIE PATRICK

Ronnie Patrick
RONNIE PATRICK

Donnie B. Patrick
DONNIE BRUCE PATRICK

Brenda Patrick
BRENDA PATRICK

Jan Patrick
JAN PATRICK

BY: Donnie Patrick
DONNIE PATRICK, ATTORNEY-IN-FACT

Debbie Patrick
DEBBIE PATRICK
BY: Donnie Patrick
DONNIE PATRICK, ATTORNEY-IN-FACT

Phone Number at the time of instrument: (606) 523 - 0595 E-Mail Address ____________________

Cell Phone: (606) 304 - 5886

KYTX Oil and Gas, LLC.

By: [signature]

Its: CHIEF EXECUTIVE OFFICER OF PARENT COMPANY & MANAGING MEMBER KYTX.

(STATE OF KENTUCKY)
(COUNTY OF KNOX)

The foregoing instrument was acknowledged before me this the 1st day of June, 2011, by Donnie Patrick, Brenda Patrick, Ronnie Patrick, Jan Patrick, Donnie Bruce Patrick by Donnie Patrick, Attorney-in-Fact and Debbie Patrick by Donnie Patrick, Attorney-in-Fact.

My commission expires: 10/14/12.

[signature]
NOTARY PUBLIC (STATE OF KENTUCKY)

(STATE OF KENTUCKY)
(COUNTY OF KNOX)

The foregoing instrument was acknowledged before me this the 21st day of JUNE, 2011, by Allan Millmaker as the CEO of KYTX Oil and Gas, LLC., a Kentucky corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes stated above.

My commission expires: 10/14/2012.

[signature]
NOTARY PUBLIC (STATE OF KENTUCKY)

THIS INSTRUMENT PREPARED BY:

[signature]

Darrell L. Saunders
700 Master Street
P.O. Box 1324
Corbin, Kentucky 40701
Telephone: (606) 523-1370